EXHIBIT 99.1

SENOMYX ANNOUNCES EXTENSION OF

DISCOVERY AND DEVELOPMENT COLLABORATION WITH Cadbury plc

SAN DIEGO, CA – July 7, 2008 – Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the food, beverage and ingredient supply industries, announced today a one-year extension of its exclusive collaborative research and license agreement with Cadbury Adams USA LLC, a unit of Cadbury plc, for the discovery and commercialization of new flavor ingredients in the gum confectionery area.  Under the terms of the extended agreement, Cadbury has agreed to pay Senomyx research funding and specified payments upon the achievement of milestones during the collaborative period.  Upon commercialization, Senomyx will receive royalty payments based on sales of products using the new flavor ingredients.

“Senomyx’s collaboration with Cadbury has been ongoing since July 2005, and we are pleased to extend our partnership for an additional year,” said Kent Snyder, President, Chief Executive Officer, and Chairman of the Board of Senomyx.  “Cadbury is currently the world’s largest confectionery company with gum brands such as Trident, Dentyne, Hollywood and Bubbaloo.  We believe their decision to continue our collaboration reflects our excellent working relationship and is an endorsement of Senomyx’s innovative technology and the commercial potential of our programs,” Snyder noted.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company using proprietary taste receptor technologies to discover and develop novel flavor ingredients in the savory, sweet, salt, bitter, and cooling areas.  Senomyx has entered into product discovery and development collaborations with seven of the world's foremost food, beverage, and ingredient supply companies: Ajinomoto Co., Inc., Cadbury plc, Campbell Soup Company, The Coca-Cola Company, Firmenich SA, Nestlé SA, and Solae.  Nestlé is currently marketing products that contain one of Senomyx’s flavor ingredients.  For more information, please visit www.senomyx.com.

About Cadbury plc (www.cadbury.com)

Cadbury plc is the world's largest confectionery business with number one or number two positions in over 20 of the world's 50 largest confectionery markets.  It also has the largest and most broadly spread emerging markets business of any confectionery company.  With origins stretching back nearly 200 years, Cadbury's brands include many global, regional and local favourites including Cadbury, Creme Egg and Green and Black's in chocolate; Trident, Dentyne, Hollywood and Bubbaloo in gum; and Halls, Cadbury Eclairs, Bassett’s and the Natural Confectionery Company in candy.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under our collaboration with Cadbury Adams USA LLC, and the commercial potential of our programs and products containing our flavor ingredients. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved.  Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation: difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavor ingredients and related technologies; whether we will be able to further extend or expand our collaboration with Cadbury Adams USA LLC or enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavor ingredients, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors; our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers; and other risks detailed in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

(858) 646-8369

gwen.rosenberg@senomyx.com

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